UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 15, 2022

Date of Report (Date of earliest event reported)

HTG Molecular Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37369	86-0912294
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3430 E. Global Loop Tucson, AZ	85706
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 289-2615

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	HTGM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 17, 2022, HTG Molecular Diagnostics, Inc. (the “Company”) convened and adjourned its 2022 Annual Meeting of Stockholders (the “Annual Meeting”), without any business being conducted, due to lack of the requisite quorum being present. The Annual Meeting was reconvened on September 15, 2022 with a quorum present. The following is a brief description of each matter voted upon at the Annual Meeting, as well as the number of votes with respect to each matter. Voting results are, when applicable, reported by rounding fractional share voting down to the nearest whole number.

Proposal 1. Election of Directors

The Company’s stockholders elected the three persons listed below as Class I Directors, each to serve until the Company’s 2025 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The final voting results are as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Thomas W. Dubensky Jr., PhD.	2,079,458	396,286	2,091,013
Christopher P. Kiritsy	2,080,343	395,401	2,091,013
Lee R. McCracken	1,927,643	548,101	2,091,013

Proposal 2. Approval of a Series of Alternate Amendments to the Company's Amended and Restated Certificate of Incorporation to effect a Reserve Stock Split

The Company’s stockholders did not approve a series of alternate amendments to the Company's Amended and Restated Certificate of Incorporation to effect, at the option of the Company's Board of Directors (the "Board"), a reverse stock split of the Company's common stock at a ratio between 1-for-5 and 1-for-15, inclusive as determined by the Board in its sole discretion. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,909,511	1,626,826	30,420	0

Proposal 3. Approval of the Authorization to Adjourn the Annual Meeting

The Company’s stockholders approved the authorization to adjourn the Annual Meeting, if necessary, to solicit additional proxies if there were not sufficient votes in favor of Proposal 2, but this authorization is moot as the Company did not adjourn the meeting to solicit additional votes for Proposal 2. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,191,168	1,295,163	80,425	0

Proposal 4. Advisory Approval of the Compensation of the Company’s Named Executive Officers

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement for the Annual Meeting. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,732,422	341,952	401,369	2,091,013

Proposal 5. Ratification of the Selection of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the selection by the Audit Committee of the Board of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,120,806	83,326	362,625	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HTG Molecular Diagnostics, Inc.

Dated: September 16, 2022	By:	/s/ Shaun D. McMeans
Shaun D. McMeans
SVP and Chief Financial Officer